Exhibit 1.1

EXECUTION VERSION

ATLAS PIPELINE PARTNERS, L.P.

2,700,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

LEHMAN BROTHERS INC.	November 21, 2005

CITIGROUP GLOBAL MARKETS INC.

A.G. EDWARDS & SONS, INC.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

WACHOVIA CAPITAL MARKETS, LLC

KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD INVESTMENTS INC.

SANDERS MORRIS HARRIS INC.

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”) an aggregate of 2,700,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 405,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership and the general partner of Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). The Partnership is the sole limited partner of the Operating Partnership and the sole member of APC Acquisition, LLC, a Delaware limited liability company (“APC LLC”).

Each of Atlas Pipeline Ohio, LLC, a Pennsylvania limited liability company (“Ohio LLC”), Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company (“Pennsylvania LLC”), Atlas Pipeline New York, LLC, a Pennsylvania limited liability company (“New York LLC”), and Atlas Pipeline Mid-Continent, LLC, a Delaware limited liability company (“Mid-Continent LLC”), is a subsidiary of the Operating Partnership. Mid-Continent LLC is the sole member of Elk City Oklahoma GP, LLC, a Delaware limited liability company (“Elk City GP”), the general partner of

Elk City Oklahoma Pipeline, Ltd., a Texas limited partnership (“Elk City”), the sole limited partner of Elk City and the sole member of Atlas Arkansas Pipeline LLC, an Oklahoma limited liability company (“Arkansas Pipeline LLC”). For purposes of this Agreement, each of Ohio LLC, Pennsylvania LLC, New York LLC, APC LLC, Mid-Continent LLC, Elk City, Elk City GP and Arkansas Pipeline LLC is sometimes referred to herein individually as a “Subsidiary” and collectively, as the “Subsidiaries.”

The Partnership, the General Partner, the Operating Partnership and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership Entities excluding the General Partner are sometimes referred to herein collectively as the “Partnership Group.” The Partnership, the General Partner and the Operating Partnership are sometimes referred to herein collectively as the “Atlas Parties.”

This underwriting agreement (the “Agreement”) is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

Section	1. Representations, Warranties and Agreements of the Atlas Parties.

The Atlas Parties, jointly and severally, represent, warrant and agree that:

(a) A registration statement on Form S-3 (File No. 333-127961) with respect to the Common Units being sold by the Partnership has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Partnership to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of each Effective Time; “Preliminary Prospectus” means any preliminary prospectus supplement, including the accompanying base prospectus, filed with the Commission by the Partnership with your consent with respect to the Units pursuant to Rule 424(b) of the Rules and Regulations; “Registration Statement” means such registration statement referred to above, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus supplement, including the accompanying base prospectus, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations and any new registration statement registering additional securities pursuant to Rule 462(b) of the Rules and Regulations; and “Prospectus” means the final prospectus supplement, including the accompanying base prospectus, as first filed with the Commission pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. The Partnership meets the requirements for use of Form S-3 under the Securities Act.

(b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which the statements were made); and each of the statements made by the Partnership in the Registration Statement, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the Rules and Regulations under the Securities Act, including (but not limited to) any statements with respect to future results of operations, future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of any Underwriter expressly for use therein.

(c) The documents incorporated by reference in the Registration Statement, the Prospectus and any Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act and the Rules and Regulations thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and any Preliminary Prospectus, respectively, when such documents become effective or are filed with the

Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or Exchange Act and the Rules and Regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, assets or results of operations of the Partnership Group taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership or the Operating Partnership to any material liability or disability.

(e) Each of the Subsidiaries has been duly organized and validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its business and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership or the Operating Partnership to any material liability or disability.

(f) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership or the Operating Partnership to any material liability or disability.

(g) The General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Partnership (as the same may be further amended or restated on or prior to any Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those created by or arising under the Delaware LP Act, the Partnership Agreement or the Atlas America Credit Facility.

(i) As of the date of the Prospectus, other than the Units to be offered hereby and any rights to acquire Common Units and receive distributions pursuant to Atlas Pipeline Partners Long-Term Incentive Plan (“LTIP”), the Partnership has no limited partner interests issued and outstanding other than the following:

(A) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and

(B) 9,519,266 Common Units, of which 1,641,026 are issued to the General Partner (the “Sponsor Units”) and 7,878,240 are issued to public unitholders; all of such Sponsor Units, Incentive Distribution Rights, Common Units and limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the General Partner owns all of such Sponsor Units and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, changes or claims, other than those arising under Atlas America’s Senior Secured Revolving Credit Facility, dated March 12, 2004 with Wachovia Bank, National Association, as amended, (the “Atlas America Credit Facility”)

(h) The Units to be issued and sold by the Partnership to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); the Units conform to the descriptions thereof contained in the Prospectus.

(i) The General Partner is the sole general partner of the Operating Partnership, and has a 1.0101% general partner interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (as the same may be further amended or restated on or prior to any Delivery Date, the “Operating Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising under the Atlas America Credit Facility.

(j) The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership

Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising under the Partnership’s Revolving Credit and Term Loan Agreement, dated as of April 14, 2005, with Wachovia Bank, National Association, as amended (the “Credit Facility”).

(k) Atlas America, Inc. owns, directly or through wholly-owned subsidiaries, 100% of the member interests of the General Partner; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to any Delivery Date, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and Atlas America, Inc. owns all of such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Atlas America Credit Facility.

(l) The Partnership owns 100% of the member interests in APC LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of APC LLC (the “APC LLC Agreement”) and are fully paid (to the extent required under the APC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(m) The Operating Partnership owns 100% of the member interests of each of Ohio LLC, Pennsylvania LLC and New York LLC; all such member interests have been duly authorized, and validly issued in accordance with their respective limited liability company agreements and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 8931 of the Pennsylvania Limited Liability Company Law of 1994, as amended (the “Pennsylvania LLC Law”)); and the Operating Partnership owns all of such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(n) The Operating Partnership owns 100% of the member interests of Mid-Continent LLC; all such member interests have been duly authorized, and validly issued in accordance with the limited liability company agreement of Mid-Continent LLC (the “Mid-Continent LLC LLC Agreement”) and are fully paid (to the extent required by the Mid-Continent LLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns all of such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(o) Mid-Continent LLC owns 100% of the limited partner interests of Elk City; such interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Elk City (as the same may be further amended or restated on or prior to any Delivery Date, the “Elk City Partnership Agreement”) and are fully paid (to the extent required under the Elk City Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 6.07 of the Texas Revised Limited Partnership Act (the “Texas LP Act”); and Mid-Continent LLC owns all such limited interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(p) Mid-Continent LLC owns 100% of the member interests of Elk City GP; such member interests been duly authorized and validly issued in accordance with the limited liability company agreement of Elk City GP (the “Elk City GP LLC Agreement”) and be fully paid (to the extent required under the Elk City GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and is owned by Mid-Continent LLC free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(q) Mid-Continent LLC owns 100% of the member interests of Arkansas Pipeline LLC; such member interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Arkansas Pipeline LLC (the “Arkansas Pipeline LLC Agreement”) and are fully paid (to the extent required under the Arkansas Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-2054.4(H) of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”) and are owned by Mid-Continent LLC free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(r) Elk City GP is the sole general partner of Elk City with a 0.1% general partner interest in Elk City; such interest has been duly authorized and validly issued in accordance with the Elk City Partnership Agreement; and Elk City GP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising under the Credit Facility.

(s) Except for (i) the Partnership’s ownership of a 98.9899% limited partner interest in the Operating Partnership and a 100% member interest in APC LLC, (ii) the Operating Partnership’s ownership of 100% of the member interests of Ohio LLC, Pennsylvania LLC and New York LLC, (iii) the Operating Partnership’s ownership of a 100% member interest in Mid-Continent LLC, (iv) Mid-Continent LLC’s ownership of 100% of the limited partner interests of Elk City and 100% member interest in Elk City GP, (v) Mid-Continent LLC’s ownership of a 100% member interest in Arkansas Pipeline LLC and (vi) Elk City GP’s ownership of 100% of the general partner interest in

Elk City, neither the Partnership, the Operating Partnership nor Mid-Continent LLC will own at each Delivery Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t) Except for any such rights which have been effectively complied with or waived and except for rights to acquire Common Units under the LTIP, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue any partner interests in the Partnership or any equity interests in any other Partnership Entity, (ii) there are no preemptive rights, resale rights, rights of first refusal or other rights to purchase any partner interests in the Partnership or any equity interests in any other Partnership Entity, nor any restriction upon voting or transfer of any partnership or membership interests in any of the Partnership Entities and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise. Except for such rights that have been waived, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Incentive Distribution Rights or other interests in the Partnership or (B) any interests in the General Partner, the Operating Partnership, or any other member of the Partnership Group other than rights to acquire Common Units and receive distributions pursuant to the LTIP.

(u) The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. On each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Atlas Parties or any of their partners or members for the authorization, issuance, sale and delivery of the Units, the execution and delivery by Atlas Parties of this Agreement and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(v) This Agreement has been duly authorized, executed and delivered by the Atlas Parties, and constitutes the valid and legally binding agreement of each of the Atlas Parties, enforceable against each of them in accordance with its terms.

(w) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(x) The Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership, and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms.

(y) Each of the limited liability company agreements of Mid-Continent LLC, Ohio LLC, Pennsylvania LLC and New York LLC has been duly authorized, executed and delivered by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

(z) The Elk City Partnership Agreement has been duly authorized, executed and delivered by Mid-Continent LLC and Elk City GP, and is a valid and legally binding agreement of Mid-Continent LLC and Elk City GP, enforceable against Mid-Continent LLC and Elk City GP in accordance with its terms.

(aa) The APC LLC Agreement has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(bb) The Elk City GP LLC Agreement has been duly authorized, executed and delivered by Mid-Continent LLC, and is a valid and legally binding agreement of Mid-Continent LLC, enforceable against Mid-Continent LLC in accordance with its terms.

(cc) The Arkansas Pipeline LLC Agreement has been duly authorized, executed and delivered by Mid-Continent LLC and is a valid and legally binding agreement of the Operating Partnership, enforceable against Mid-Continent LLC in accordance with its terms.

Provided that, with respect to each agreement described in clauses (u) through (bb) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(dd) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Atlas Parties, or the consummation by the Atlas Parties of the transactions contemplated hereby and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of the agreement of limited partnership, limited liability company agreement, or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties in a proceeding to which any of them or other property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, in the case of clauses (ii), (iii) or (iv), which conflicts, breaches, violations or defaults would have a Material Adverse Effect or would materially impair the ability of any of the Atlas Parties to perform their obligations under this Agreement.

(ee) Except as described in the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any member of the Partnership Group owned or to be owned by such person or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(ff) No Partnership Entity has sold or issued any Common Units during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Common Units issued pursuant to employee benefit plans, qualified options plans or other employee compensation plans and other than the 2,300,000 Common Units sold by the Partnership on June 2, 2005.

(gg) Neither the General Partner nor any member of the Partnership Group has sustained, since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capitalization or long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership Group, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, securityholders’ equity, capitalization, results of operations, business or prospects of the Partnership Group, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(hh) The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus, and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby at the respective dates and for the respective periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The selected historical financial data incorporated by reference into the Registration Statement, the Preliminary Prospectus dated November 18, 2005, and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(ii) The unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Prospectus and any Preliminary Prospectus complies in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Atlas Parties, reasonable; the pro forma adjustments give appropriate effect to those assumptions; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements; no other pro forma financial information is required to be included in the Registration Statement or the Prospectus.

(jj) Each of Ernst & Young LLP and Grant Thornton LLP, who have certified certain financial statements of the Partnership Group and Arkansas Pipeline LLC, and whose reports are included and incorporated by reference in the Prospectus and who have delivered the letter referred to in Section 7(f) hereof, are and have been, during the periods covered by the financial statements on which they reported, an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(kk) Each of the Partnership Entities has (A) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, claims, security interests, charges, encumbrances, defects and restrictions (except for (i) taxes not yet payable, (ii) as described in the Prospectus and the financial statements included or incorporated therein by reference and (iii) such liens, charges, encumbrances and restrictions as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future). All assets held under lease or license by the members of the Partnership Group are held under valid, subsisting and enforceable leases or licenses, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Prospectus or (ii) that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole.

(ll) Each of the Partnership Entities carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance.

(mm) Each of the Partnership Entities own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and none of the Partnership Entities are aware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(nn) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that are required to be described in the Registration Statement or Prospectus but are not described as required; and to the best knowledge of the Partnership Entities, no such proceedings are threatened by governmental authorities or by others.

(oo) There are no contracts, agreements or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations thereunder which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

(pp) No relationship, direct or indirect, exists between or among any member of the Partnership Group on the one hand, and the securityholders, customers or suppliers of any member of the Partnership Group, the directors or officers of the General Partner, or any affiliate of a member of the Partnership Group, on the other hand, which is required to be described in the Prospectus, which is not so described.

(qq) Except as described in the Prospectus, no labor disturbance by the employees of any Partnership Entity (and to the extent they perform services on behalf of any Partnership Entity, employees of Atlas America, or any affiliate of Atlas America), exists or, to the knowledge of the Partnership Entities, is imminent or threatened, which might be expected to have a material adverse effect on the general affairs, management, consolidated financial position, securityholders’ equity, results of operations, business or prospects of the Partnership Group, taken as whole.

(rr) The Partnership and the General Partner are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the General Partner or the Partnership would have any liability; neither the Partnership nor the General Partner has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the General

Partner or the Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and the Partnership and the General Partner have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(ss) Each of the Partnership Entities has filed (or has obtained extensions with respect to) all tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole, or (ii) which are being contested in good faith. No tax deficiency has been determined adversely to any Partnership Entity which has had (nor do the Atlas Parties have any knowledge of any tax deficiency which, if determined adversely to any Partnership Entity, might have) a material adverse effect on the consolidated (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole.

(tt) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the General Partner nor any member of the Partnership Group has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distributions.

(uu) The Partnership Entities (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements and to maintain accountability for the Partnership’s consolidated assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(vv) None of the Partnership Entities (i) is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational or governing documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or (iv) has failed to obtain any material license, permit, certificate, franchise or other governmental or regulatory authorization or permit necessary to the ownership or leasing of its property or to the conduct of its business, except in the case of clauses (ii) and (iv) as would not have a material adverse effect on the condition (financial or other), business, assets, results of operations of the Partnership Group, taken as a whole.

(ww) No permit, consent, approval, certificate, authorization or order of any person, court, governmental agency or body is required in connection with the execution, delivery and performance of, or the consummation by any of the Partnership Entities of the transactions contemplated by this Agreement except (i) such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) such permits, consents, approvals, certificates and similar authorizations which have been, or prior to the Delivery Date will be, obtained and (iii) such permits, consents, approvals, certificates and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(xx) No Partnership Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(yy) The Partnership Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or releases of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. None of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(zz) Neither the General Partner nor any member of the Partnership Group is, or, as of each Delivery Date after giving effect to the application of the net proceeds as described in the Prospectus, will be, (i) an “investment company” as defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility company” or “holding company” under the Public Utility Holding Company Act of 1935, as amended.

(aaa) Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted, and (ii) such rights-of-way the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect; other than as set forth in the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not (x) have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted or (y) individually or in the aggregate, result in a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

(bbb) Each of the Partnership Entities has such consents, licenses, franchises and certificates of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and except for such permits that are of a routine or administrative nature and that are expected in the reasonable judgment of the General Partner to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits and no event has occurred that would prevent such permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group taken as a whole.

(ccc) Except as disclosed in the Prospectus, none of the Partnership Entities is subject to rate or terms of service regulation under federal or state law.

(ddd) The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures (i) are designed to ensure that material information relating to the General Partner or the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s and the Partnership’s chief executive officer and chief financial officer by others within those entities, particularly during the periods in which the periodic reports under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures, the Atlas Parties are not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who would have a significant role in the Partnership’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(eee) The Partnership has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the General Partner, the Partnership or any Subsidiary to any director of the General Partner or executive officer of General Partner; and since July 30, 2002, neither the General Partner nor the Partnership has directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any member of the managing board of the General Partner or executive officer of the Partnership, or to or for any family member or affiliate of any member of the managing board or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any member of the managing board or executive officer of the General Partner, or any family member or affiliate of any member of the managing board or executive officer, which loan was outstanding on July 30, 2002.

(fff) Except for Anthem Securities, Inc., a wholly-owned subsidiary of Atlas America, Inc., to the Partnership’s and the General Partner’s knowledge, there are no affiliations or associations between any member of the NASD and any of the General Partner’s, the Partnership’s or any Subsidiary’s officers, managing board members or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(ggg) Neither the Operating Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on the Operating Partnership’s or such Subsidiary’s equity, from repaying to the Partnership any loans or advances to the Operating Partnership or such Subsidiary from the Partnership or from transferring any of the Operating Partnership’s or such Subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in the Registration Statement or the Prospectus.

(hhh) Except as disclosed in the Registration Statement and the Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(iii) Each certificate signed by or on behalf of any Partnership Entity and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Partnership Entity to the Underwriters as to the matters covered thereby.

Section	2. Purchase of the Units by the Underwriters.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 2,700,000 Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the aggregate number of Firm Units from the Partnership set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Partnership that number of Firm Units that represents the same proportion of the number of Firm Units to be sold by the Partnership as the number of Firm Units set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of Firm Units to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as Lehman Brothers Inc. may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to an aggregate of 405,000 Option Units. Such option (the “Option”) is exercisable in the event that the Underwriters sell more common units than the number of Firm Units in the offering and as provided in Section 4 hereof. The Option Units shall be purchased severally for the account of the Underwriters in proportion to the aggregate number of Firm Units set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option shall be adjusted by Lehman Brothers Inc. so that no Underwriter shall be obligated to purchase Option Units other than in 100 Unit amounts.

The price of both the Firm Units and any Option Units shall be $40.11 per Unit.

The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

Section	3. Offering of Units by the Underwriters.

Upon authorization by Lehman Brothers Inc. of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

Section	4. Delivery of and Payment for the Units.

Delivery of and payment for the Firm Units shall be made at the offices of Ledgewood, P.C. beginning at 9:30 a.m., New York, New York time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to Lehman Brothers Inc. for the account of each Underwriter in book entry form through the facilities of the Depository Trust Company against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

The Option granted in Section 2 will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by Lehman Brothers Inc. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by Lehman Brothers Inc., when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Partnership) beginning at 9:30 a.m., New York, New York time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to Lehman Brothers Inc. for the account of each Underwriter in book entry form through the facilities of the Depository Trust Company against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

Section	5. Further Agreements of the Atlas Parties.

Each the Atlas Parties covenants and agrees with each Underwriter:

(a) The Partnership will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act. The Partnership will make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein and will advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof. The Partnership will file promptly all reports and other documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Units, and will advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) The Partnership will furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) The Partnership will deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference into the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the

Prospectus or to file under the Exchange Act any document incorporated by reference into to the Prospectus in order to comply with the Securities Act or the Exchange Act, the Partnership will notify the Underwriters and, upon their request, will file such document and will prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d) The Partnership will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Underwriters, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, the Partnership will furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

(f) As soon as practicable after the Effective Date, the Partnership will make generally available to its securityholders and to deliver to the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(g) For a period of two years following the Effective Date, the Partnership will furnish to the Underwriters copies of all materials furnished by the Partnership to its securityholders and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and such other information concerning the Partnership as the Underwriters may reasonably request;

(h) The Partnership will from time to time take such action as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership where it is not now so qualified or to file a general consent to service of process in any jurisdiction where it is not now subject;

(i) The Atlas Parties will not, without the prior written consent of Lehman Brothers Inc., for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), directly or indirectly except in connection with the transfer of ownership interest in the General Partner related to an equity offering of the General Partner, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to any common units of the Partnership or securities convertible, exercisable or exchangeable into common units of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and will cause each person or entity listed on Annex 1 to furnish to you, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of ninety (90) days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

(j) The Partnership will apply for the supplemental listing of the Units on the New York Stock Exchange, and will use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(k) The Partnership will apply the net proceeds from the offering of the Units as set forth in the Prospectus;

(l) The Atlas Parties will take such steps as shall be necessary to ensure that neither the General Partner nor any member of the Partnership Group shall become (i) an “investment company” as defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility company” or “holding company” under the Public Utility Holding Company Act of 1935, as amended; and

(m) The Atlas Parties will not, directly or indirectly, take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

Section	6. Expenses.

The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units and the costs and charges of any transfer agent or registrar; (i) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Partnership and the cost of any aircraft chartered in connection with the road show; (j) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

Section	7. Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Atlas Parties contained herein, to the performance by the Atlas Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Underwriters and complied with to their satisfaction.

(b) No Underwriter shall have discovered and disclosed to the Partnership or the General Partner on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Ledgewood, P.C. shall have furnished to the Underwriters their written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, with respect to the matters set forth in Exhibit B to this Agreement .

(e) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Underwriters shall have received from each of Ernst & Young LLP and Grant Thornton LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter or letters of Ernst & Young LLP and Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(h) On each Delivery Date, the General Partner shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the Chairman of the Managing Board, the President or a Vice President and the Chief Financial Officer of the General Partner stating that:

(i) the representations, warranties and agreements of the Atlas Parties contained in this Agreement are true and correct at and as of such Delivery Date; the Atlas Parties have complied with all their agreements and satisfied all the conditions contained herein; and the conditions set forth in Section 7(a), Section 7(i) and Section 7(j) have been fulfilled;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) they have carefully examined the Registration Statement and the Prospectus and (A) the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and as of such Delivery Date, did not and do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus, in light of the circumstances under which the statements were made, and (B) since the Effective Date no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus

(exclusive of any amendment or supplement thereto after the date hereof), (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Partnership Entities or (B) since such date there shall not have been any material adverse change in the partners’ or members’ capital, or short-term or long-term debt of the Partnership Entities or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, capitalization, management, financial position, securityholders’ equity or results of operations of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), makes it in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The New York Stock Exchange, Inc. shall have approved the Units for supplemental listing, subject only to official notice of issuance.

(m) On or prior to the First Delivery Date, pursuant to Section 5(i) hereof, the General Partner shall have furnished to you a letter substantially in the form of Exhibit A hereto from each of its securityholders, executive officers and directors.

(n) The Partnership Entities shall have furnished the Underwriters such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

Section	8. Indemnification and Contribution.

(a) The Atlas Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, and any person who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any written or electronically produced materials or information provided electronically to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any roadshow or investor presentations made to investors by the Partnership, whether in person or electronically (the “Marketing Materials”), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that the Atlas Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Atlas Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Atlas Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Atlas Parties, their employees, the officers and directors of the General Partner, and any person who controls the Atlas Parties within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Atlas Parties or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(e), and shall reimburse the Atlas Parties and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Atlas Parties or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Atlas Parties or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Atlas Parties under this Section 8 if (i) the Partnership and the Underwriters shall have so mutually agreed; (ii) the Atlas Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Atlas Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Atlas Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel (plus local counsel if necessary) shall be paid by the Atlas Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Atlas Parties, on the one hand, and the Underwriters on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Atlas Parties, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Atlas Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Atlas Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Atlas Parties acknowledge that the table of underwriters, the first paragraph under the subheading “Commissions and Expenses,” the second paragraph under the subheading “Lock-up Agreements,” the first paragraph, the last sentence under the second paragraph and the third paragraph under the subheading “Stabilization, Short Positions and Penalty Bids,” the first paragraph under the subheading “Electronic Distributions,” the paragraph under the subheading “NASD Conduct Rules” and the information under the subheading “Affiliations,” all under the caption “Underwriting” in the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

Section	9. Defaulting Underwriters.

If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the non-defaulting Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the non-defaulting Underwriters do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Atlas Parties, except that the Atlas Parties will continue to be liable for the payment of expenses to the extent set forth in Section 6 and Section 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Atlas Parties for damages, including expenses paid by the Partnership pursuant to Section 6 and Section 11, caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

Section	10. Termination.

The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 7(i) or Section 7(j) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

Section	11. Reimbursement of Underwriters’ Expense.

If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Atlas Parties to perform any agreement on their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Atlas Parties is not fulfilled, the Atlas Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Atlas Parties shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Atlas Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: (212) 520-0421); and

(b) if to the Atlas Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: President, Atlas Pipeline Partners GP, LLC (Fax: (412) 262-4613).

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Atlas Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Underwriters.

Section	12. Research Independence.

The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

Section	13. No Fiduciary Duty.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the Atlas Parties acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Atlas Parties, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Atlas Parties in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Atlas Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to any of the Atlas Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, you acknowledge that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to you by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to you for, any of such additional financial interests. Each of the Atlas Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Atlas Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

Section	14. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Atlas Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Atlas Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, the officers of the General Partner who have signed the Registration Statements and any person controlling the General Partner within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section	15. Survival.

The respective indemnities, representations, warranties and agreements of the Atlas Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section	16. Definition of the Terms “Business Day” and “Subsidiary”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

Section	17. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section	18. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section	19. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

If the foregoing correctly sets forth the agreement among the Atlas Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP LLC, its General Partner

By:	/s/ Matthew A. Jones
Name:	Matthew A. Jones
Title:	Chief Financial Officer

ATLAS PIPELINE PARTNERS GP, LLC

By:	/s/ Matthew A. Jones
Name:	Matthew A. Jones
Title:	Chief Financial Officer

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Matthew A. Jones
Name:	Matthew A. Jones
Title:	Chief Financial Officer

Accepted:

LEHMAN BROTHERS INC.

CITIGROUP GLOBAL MARKETS INC.

A.G. EDWARDS & SONS, INC.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

WACHOVIA CAPITAL MARKETS, LLC

KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD INVESTMENTS INC.

SANDERS MORRIS HARRIS INC.

By: LEHMAN BROTHERS INC.

By:	/s/ Scott Rogan
Authorized Representative

SCHEDULE 1

Underwriters	Number of Firm Units
Lehman Brothers Inc.	756,000
Citigroup Global Markets Inc.	432,000
A.G. Edwards & Sons, Inc.	432,000
Friedman, Billings, Ramsey & Co., Inc.	432,000
Wachovia Capital Markets, LLC	432,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	135,000
Sanders Morris Harris Inc.	81,000

Total	2,700,000

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